Exhibit 99.1

SMART SMS CORP

FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

SMART SMS CORP.

INDEX TO FINANICAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2008 and 2007	F-3
Consolidated Statements of Losses for the years ended December 31, 2008 and 2007	F-4
Consolidated Statement of Stockholders’ Equity for the two years ended December 31, 2008	F-5 ~F-8
Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007	F-9
Notes to Consolidated Financial Statements	F-10~F-37

      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Smart SMS Corp
(formerly American IDC Corp.)
Greenwich, CT 06831

We have audited the accompanying consolidated balance sheets of Smart SMS Corp. (formerly American IDC Corp.) as of December 31, 2008 and 2007 and the related consolidated statements of losses, deficiency in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2008. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Smart SMS Corp. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 15 to the accompanying financial statements, the Company has incurred significant losses and also as of December 31, 2008 had a deficiency in stockholders’ equity. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               /s/ RBSM LLP

New York, New York

October 15, 2009

SMART SMS CORP.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$464,482	$2,782,066
Restricted cash	-	5,946,912
Accounts receivable	1,251,439	461,965
Note receivable, net of allowance for doubtful accounts of $2,576,034 and $1,000,000, respectively	-	-
Unbilled revenue	295,545	444,656
Total current assets	2,011,466	9,635,599

Property and equipment, net	207,175	-

Other assets:
Deposits	254,934	-
Intangible assets:
Non compete agreements, net of accumulated amortization of $184,195 and $54,175, respectively	205,865	335,885
Customer agreements, net of accumulated amortization of $4,412,179 and $1,297,700, respectively	1,297,700	4,412,179
Goodwill	-	15,396,076

Total Assets	$3,977,140	$29,779,739

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,401,097	$2,038,173
Convertible debenture	-	10,000
Income taxes payable	144,042	96,772
Other advances, affiliates	500,000	150,000
Total current liabilities	3,045,139	2,294,945

Convertible notes payable, net of unamortized discount of $22,194,098 and $19,329,602, respectively	4,215,500	5,268,890

Commitments and contingencies (Note 13)

Stockholders' equity (deficit):
Preferred stock, par value $0.001 per share; authorized 25,000,000 (Note 10):
Preferred stock, series A; par value $0.001 per share; authorized 25,000,000 shares; issued and outstanding: 0 and 730,000 shares (Liquidation value of $1,460,000), respectively	-	730
Common stock, $0.001 par value; authorized 100,000,000 shares; 92,531,435 and 64,414,885 shares issued and outstanding as of December 31, 2008 and 2007, respectively	92,532	64,415
Additional paid in capital	105,223,925	59,373,924
Common stock subscriptions	30,000	30,000
Shares to be issued	-	11,000,000
Deferred compensation	-	(27,000)
Accumulated deficit	(108,629,956)	(48,226,165)
Total stockholders' equity (deficit)	(3,283,499)	22,215,904

Total liabilities and stockholders' equity (deficit)	$3,977,140	$29,779,739

The accompanying notes are an integral part of the consolidated financial statements

SMART SMS CORP.
CONSOLIDATED STATEMENTS OF LOSSES
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Revenue	$8,547,895	$2,135,968
Cost of revenue	5,940,112	1,446,401
Gross profit	2,607,783	689,567

Operating expenses:
Amortization and depreciation	3,314,071	1,351,875
Goodwill impairment	15,396,076	300,000
Selling, general and administrative	18,244,718	21,357,468
Total operating expenses	36,954,865	23,009,343

Loss from operations	(34,347,082)	(22,319,776)

Other income (expense):
Other income	-	53,500
Interest (expense), net	(26,009,439)	(1,630,614)

Net loss before provision for income taxes	(60,356,521)	(23,896,890)

Provision for income taxes	47,270	-

NET LOSS	$(60,403,791)	$(23,896,890)

Loss per common share (basic and assuming dilution)
	$(0.73)	$(0.69)
Weighted average common shares outstanding (basic and assuming dilution)	82,421,266	34,669,571

The accompanying notes are an integral part of the consolidated financial statements

SMART SMS CORP.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE TWO YEARS ENDED DECEMBER 31, 2008

						Common
					Additional	stock	Common
	Preferred stock		Common stock		Paid in	To be	Stock	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Capital	issued	Subscription	Compensation	Deficit	Total

Balance, December 31, 2006	730,000	$730	8,139,644	$8,140	$24,177,671	$-	$12,100	$(189,667)	$(24,329,275)	$(320,301)
Common stock issued in January 2007 in exchange for services rendered at $1.65 per share	-	-	168,500	168	277,857	-	-	-	-	278,025
Sale of common stock in February 2007	-	-	105,000	105	54,895	-	-	-	-	55,000
Common stock issued in February 2007 in exchange for services rendered at $0.80 per share	-	-	200,000	200	159,800	-	-	-	-	160,000
Common stock issued in February 2007 in exchange for services rendered at $0.90 per share	-	-	250,000	250	224,750	-	-	-	-	225,000
Common stock issued in February 2007 in exchange for services rendered at $0.95 per share	-	-	164,234	164	155,858	-	-	-	-	156,022
Common stock issued in February 2007 in exchange for expenses paid at $0.95 per share	-	-	19,200	19	18,221	-	-	-	-	18,240
Sale of common stock in March 2007	-	-	525,000	525	266,975	-	-	-	-	267,500
Common stock issued in March 2007 in exchange for services rendered at $0.40 per share	-	-	200,000	200	79,800	-	-	-	-	80,000
Common stock issued in March 2007 in exchange for expenses paid at $0.60 per share	-	-	37,500	38	22,462	-	-	-	-	22,500
Common stock subscriptions, net	-	-	-	-	-	-	16,500	-	-	16,500
Subtotal	730,000	$730	9,809,078	$9,809	$25,438,289	$-	$28,600	$(189,667)	$(24,329,275)	$958,486

The accompanying notes are an integral part of the consolidated financial statements

SMART SMS CORP.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE TWO YEARS ENDED DECEMBER 31, 2008

						Common
					Additional	stock	Common
	Preferred stock		Common stock		Paid in	To be	Stock	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Capital	issued	Subscription	Compensation	Deficit	Total

Balance forward	730,000	$730	9,809,078	$9,809	$25,438,289	$-	$28,600	$(189,667)	$(24,329,275)	$958,486
Sale of common stock in April 2007	-	-	275,000	276	104,725	-	-	-	-	105,001
Issuance of common stock for subscription, net	-	-	78,000	78	16,422	-	(16,500)			-
Common stock issued in April 2007 in exchange for services rendered at $0.51 per share	-	-	820,000	820	417,380	-	-	-	-	418,200
Common stock issued in April 2007 in exchange for services rendered at $0.50 per share	-	-	20,010,000	20,010	9,984,990	-	-	-	-	10,005,000
Common stock issued in April 2007 in exchange for services rendered at $0.41 per share	-	-	1,000,000	1,000	409,000	-	-	-	-	410,000
Common stock issued in April 2007 in exchange for services rendered at $0.36 per share	-	-	50,000	50	17,950	-	-	-	-	18,000
Sale of common stock in May 2007	-	-	633,333	633	199,367	-	-	-	-	200,000
Common stock issued in May 2007 in exchange for services rendered at $0.40 per share	-	-	52,250	52	20,848	-	-	-	-	20,900
Common stock issued in May 2007 in exchange for services rendered at $1.00 per share	-	-	100,000	100	99,900	-	-	-	-	100,000
Common stock issued in June 2007 in exchange for services rendered at $0.78 per share	-	-	250,000	250	194,750	-	-	-	-	195,000
Sale of common stock in June 2007	-	-	856,668	857	319,143	-	-	-	-	320,000
Common stock issued in June 2007 in exchange for services rendered at $0.65 per share	-	-	100,000	100	64,900	-	-	-	-	65,000
Common stock issued in June 2007 in exchange for services rendered at $0.60 per share	-	-	1,103,334	1,103	660,897	-	-	-	-	662,000
Subtotal	730,000	$730	35,137,663	$35,138	$37,948,561	$-	$12,100	$(189,667)	$(24,329,275)	$13,477,587

The accompanying notes are an integral part of the consolidated financial statements

SMART SMS CORP.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE TWO YEARS ENDED DECEMBER 31, 2008

						Common
					Additional	stock	Common
	Preferred stock		Common stock		Paid in	to be	Stock	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Capital	issued	Subscription	Compensation	Deficit	Total

Balance forward	730,000	$730	35,137,663	$35,138	$37,948,561	$-	$12,100	$(189,667)	$(24,329,275)	$13,477,587
Common stock issued in July 2007 in exchange for services rendered at $0.50 per share	-	-	320,000	320	159,680	-	-	-	-	160,000
Common stock issued in July 2007 in exchange for services rendered at $0.69 per share	-	-	225,000	225	155,025	-	-	-	-	155,250
Sale of common stock in July 2007	-	-	57,222	57	27,443	-	-	-		27,500
Common stock subscriptions received	-	-	-	-	-	-	17,900	-	-	17,900
Common stock issued in October 2007 in conjunction with the acquisition of MIT	-	-	15,000,000	15,000	9,585,000	-	-	-	-	9,600,000
Common stock issued in October 2007 in conjunction with the issuance of debentures	-	-	13,675,000	13,675	8,981,325	11,000,000	-	-	-	19,995,000
Fair value of vested options issued for services rendered	-	-	-	-	2,516,890	-	-	-	-	2,516,890
Amortization of deferred compensation	-	-	-	-	-	-	-	162,667	-	162,667
Net loss	-	-	-	-	-	-	-	-	(23,896,890)	(23,896,890)
Balance, December 31, 2007	730,000	$730	64,414,885	$64,415	$59,373,924	$11,000,000	$30,000	$(27,000)	$(48,226,165)	$22,215,904

The accompanying notes are an integral part of the consolidated financial statements

SMART SMS CORP.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE TWO YEARS ENDED DECEMBER 31, 2008

						Common
					Additional	stock	Common
	Preferred stock		Common stock		Paid in	to be	Stock	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Capital	issued	Subscription	Compensation	Deficit	Total

Balance, December 31, 2007	730,000	$730	64,414,885	$64,415	$59,373,924	$11,000,000	$30,000	$(27,000)	$(48,226,165)	$22,215,904
Common stock issued in January 2008 in conjunction with issuance of debt	-	-	11,000,000	11,000	10,989,000	(11,000,000)	-	-	-	-
Common stock issued in February 2008 in conversion of preferred stock	(30,000)	(30)	300,000	300	(270)	-	-	-	-	-
Fair value of vested options issued for services rendered	-	-	-	-	445,590	-	-	-	-	445,590
Common stock issued in April 2008 in conversion of preferred stock	(700,000)	(700)	7,000,000	7,000	(6,300)	-	-	-	-	-
Common stock issued in September 2008 as transaction costs associated with the acquisition	-	-	10,000,000	10,000	8,790,000	-	-	-	-	8,800,000
Previously issued common stock canceled	-	-	(183,450)	(183)	183					-
Beneficial conversion feature relating to convertible debenture	-	-	-	-	25,631,798	-	-	-	-	25,631,798
Amortization of deferred compensation	-	-	-	-	-	-	-	27,000	-	27,000
Net loss	-	-	-	-	-	-	-	-	(60,403,791)	(60,403,791)
Balance, December 31, 2008	-	$-	92,531,435	$92,532	$105,223,925	$-	$30,000	$-	$(108,629,956)	$(3,283,499)

The accompanying notes are an integral part of the consolidated financial statements

SMART SMS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(60,403,791)	$(23,896,890)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	69,572	-
Allowance for doubtful accounts	1,720,034	1,215,579
Amortization of intangible assets	3,244,499	1,351,875
Charge for goodwill impairment	15,396,076	300,000
Common stock issued in exchange for services rendered	-	13,108,398
Common stock issued in exchange for expenses	-	40,740
Common stock issued as transaction costs	8,800,000	-
Fair value of vested options issued for services rendered	445,590	2,516,890
Amortization of deferred compensation	27,000	162,667
Preferred stock issued for compensation	-	-
Amortization of debt discount	22,844,127	665,398
Interest earned on restricted cash	-	(10,763)
(Increase) decrease in:
Restricted cash	5,946,912	(436,149)
Accounts receivable	(789,474)	104,073
Unbilled revenue	149,111	(294,928)
Deposits	(254,934)	-
Increase (decrease) in:
Accounts payable and accrued liabilities	1,931,205	1,222,069
Income taxes	47,270	-
Net cash used in operating activities:	(826,803)	(3,951,041)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used to acquire property and equipment	(276,747)	-
Cash used to purchase investments	(1,720,034)	-
Cash used to acquire note receivable	-	(250,000)
Cash from acquisition of MIT	-	62,933
Cash used to acquire Columbia Card Services Intl, LLC	-	(210,000)
Net cash used in investing activities:	(1,996,781)	(397,067)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and stock subscriptions	-	919,400
Proceeds from issuance of debt, net of repayments	-	6,675,000
Repayments of notes payable	(10,000)	(76,509)
Proceeds from other advances, net of repayments	-	(300,500)
Repayments from related party loans	-	(237,547)
Proceeds from advances from related party, net of repayments	516,000	150,000
Net cash provided by financing activities	506,000	7,129,844

Net (decrease) increase in cash and cash equivalents	(2,317,584)	2,781,736
Cash and cash equivalents-beginning of the period	2,782,066	330

Cash and cash equivalents-end of period	$464,482	$2,782,066

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$-	$-
Income taxes paid	-	-
Common stock issued in exchange for services	-	13,108,398
Common stock issued and to be issued in conjunction with convertible debentures	-	19,995,000
Proceeds from issuance of notes payable used for acquisition of MIT and related intangible assets	-	12,000,000
Common stock issued for acquisition of MIT and related intangible assets	-	9,600,000
Proceeds from issuance of notes payable held as restricted cash	-	6,000,000
Restricted cash used to acquire note receivable	-	500,000
Restricted cash used to pay interest	1,543,449	544,752
Proceeds from sales of common stock used for acquisition of Columbia Card	-	90,000

The accompanying notes are an integral part of the consolidated financial statements

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements are as follows.

Business and Basis of Presentation

Organization and Business

As of December 31, 2008, Smart SMS Corp. (the “Company”) operated two primary businesses, an information technology business through its wholly owned subsidiary Kevlertech, Inc. d/b/a/ Millennium Information & Technology Consultants, Ltd. (“MIT”) and an Independent Sales Organization for prepaid debit cards through its wholly owned subsidiary Columbia Card Services International, LLC (“Columbia Card”).  The Company acquired both of these entities in the second half of 2007.

On June 3, 1997, the Company was incorporated under the laws of the State of Florida under the name Future Projects VIII Corp.  On July 20, 2000, the Company changed its name to American IDC Corp.  On October 25, 2005, the Company changed its name to Smart SMS Corp. Prior to 2007; the Company was a development stage company.  During the Company’s existence, the Company has, at separate times, focused on the development of a text messaging business and, before that, on the creation and provision of platforms for internet businesses.  In 2007, the Company decided to explore and commenced exploration of a variety of other business opportunities.

During the year ended December 31, 2005, the Company formed the following subsidiaries (the “Subsidiaries”):

     o    Smart SMS Mexico, LLC, a Nevada limited liability company, formed on April 4, 2005.
     o    Smart SMS Latino USA, Inc., a Nevada corporation, formed on April 19, 2005.
     o    Smart Hustle Inc., a Nevada corporation, formed on April 19, 2005.
     o    China Techmedia Corp, a Nevada corporation, formed on May 9, 2005.
     o    Smart Measures, LLC, a Nevada limited liability company, formed on June 2, 2005.
     o    BBX Services Corp., a California corporation, formed on September 12, 2002.
     o    Smart Text, S.A., de C.V., a Mexico corporation, formed on September 8, 2005.

During the year ended December 31, 2007, the Company acquired MIT, an Illinois corporation formed on May 19, 2006, and Columba Card, a Washington limited liability company formed November 17, 2004 (“Columbia Card”).

At December 31, 2007, all the Subsidiaries except MIT, were inactive.   During the second quarter of 2008, all of the Subsidiaries, except BBX Services Corp. and Smart Text, S.A., de C.V., were dissolved.  The consolidated financial statements include the accounts of the Company, MIT, Columbia Card, BBX Services Corp. and Smart Text, S.A., de C.V.. All significant intercompany transactions have been eliminated in consolidation. During the year ended December 31, 2007, upon the acquisition of MIT (as discussed below), the Company transitioned from a development stage enterprise to an operating company. To date, the Company has generated revenues, but has incurred expenses and sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2008, the Company has accumulated losses of $108,629,956.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Acquisition of MIT

On August 3, 2007, the Company completed the purchase of all of the outstanding shares of capital stock of MIT. The total purchase price was $21,600,000, consisting of cash in the amount of $12,000,000 and 15,000,000 shares of the Company’s common stock. At the date of issuance, the 15,000,000 shares of common stock issued to the sole shareholder of MIT were valued at $9,600,000. The shares of common stock issued in connection with the stock purchase were not registered under the Securities Act of 1933, as amended. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS No. 141”), the purchase method of accounting was used to account for the acquisition of MIT.   The results of operations of MIT have been included in the Consolidated Statements of Losses since the date of acquisition.

In accordance with SFAS No. 141, the total purchase price was allocated to the estimated fair value, as determined by management, of the assets acquired and liabilities assumed, as follows:  .

Cash	$62,933
Current assets acquired	715,764
Current liabilities assumed	(662,712)
Related party obligations assumed	(12,000)
Non compete agreement	390,060
Customer agreements	5,709,879
Goodwill acquired	15,396,076
Total purchase price	$21,600,000

The Company identified a non-compete agreement and customer agreements as identifiable intangible assets with estimated lives of 3 years and 22 months, respectively.

Goodwill in the amount of $15,396,076 represents the excess of the purchase price over the fair value of the net identifiable tangible and intangible assets acquired and their associated costs and expenses.

The following unaudited pro forma results of operations of the Company for the years ended December 31, 2007 and December 31, 2006 assume that the acquisition of MIT occurred on January 1, 2007 and May 19, 2006 (date of MIT inception), respectively.  These unaudited pro forma results may not be representative of the actual results of operations or results of operations in future years.

	2007	2006
	(unaudited)	(unaudited)
Revenue	$3,404,205	$-
Net loss	(24,334,904)	(16,086,530)
Loss per common share	(0.71)	(2.89)

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Acquisition of Columbia Card

On November 26, 2007, the Company completed the acquisition of Columbia Card with the purpose of acquiring rights under certain of Columbia Card’s contractual agreements, including license rights to a debit card processing platform. The total $300,000 purchase price was paid in cash and shareholder advances.  The acquisition of Columbia Card was accounted for using the purchase method in accordance with SFAS No. 141. The results of operations of Columbia Card have been included in the Consolidated Statements of Losses since the date of acquisition.

In accordance with SFAS No. 141, the total purchase price was allocated to the estimated fair value, as determined by management, of the assets acquired and the liabilities assumed. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash	$-
Current assets acquired	-
Current liabilities assumed	-
Related party obligations assumed	-
Goodwill acquired	300,000
Total purchase price	$300,000

Goodwill in the amount of $300,000 represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired and their associated costs and expenses.   Management deemed the goodwill from the Columbia Card acquisition to be fully impaired as of December 31, 2007 and charged it to selling, general and administrative expenses for the year then ended.

At the time of acquisition, Columbia Card did not have any active business operations. Therefore unaudited pro forma financial information is not shown.

Reclassification

Certain reclassifications have been made to conform the financial data pertaining to prior periods to the current data presentation. These reclassifications had no effect on reported losses.

Revenue Recognition

The Company’s revenue policy is to recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectibility is reasonably assured. The Company reduces revenue for estimated customer discounts. In addition to the aforementioned general policy, the following is the specific revenue recognition policy for consulting service revenue.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

The terms of service contracts generally are for periods of less than one year. Revenue from time and material service contracts is recognized as the services are provided. Revenue from services requiring the delivery of unique products and/or services is recognized based on the completion of milestones. Provisions for losses are recognized during the period in which the loss first becomes apparent. Revenue from service maintenance is recognized over the contractual period or as the service is performed. In some of the Company’s services contracts, the Company bills the customer prior to performing the service. This situation gives rise to deferred income. In other services contracts, the Company performs services prior to billing the customer. This situation gives rise to unbilled accounts receivable, which are included in accounts receivable in the consolidated balance sheet. In these circumstances, billing usually occurs shortly after the Company performs the services.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.   The carrying value of these instruments approximates fair value.

Allowance for doubtful accounts

The Company periodically reviews its account receivables to determine an allowance for doubtful accounts. As of December 31, 2008 and 2007, an allowance was recorded for doubtful accounts for a note receivable and advances to officers of $3,439,236 and $1,267,702, respectively (see Note 2 and 6).

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents, trade receivables and notes receivable.  The Company keeps its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123.” SFAS No. 148 amended SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amended the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in both annual and interim financial statements about the method of accounting used for stock-based employee compensation and its effect on reported results. Effective for the year ended December 31, 2006 the Company adopted SFAS No. 123 (R) which supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and eliminates the intrinsic value method that was provided in SFAS No. 123 for accounting of stock-based compensation to employees. The Company made no stock-based compensation grants to employees before December 31, 2005 and therefore has no unrecognized stock based compensation related liabilities or expenses unvested or vested prior to 2006.

Long-Lived Assets

The Company has adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). SFAS No. 144  requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant, unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted, undiscounted cash flows. If circumstances indicate that the value of long-lived assets may be impaired, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  SFAS No. 144 also requires assets to be disposed of to be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company has implemented the provisions on SFAS No. 109, "Accounting for Income Taxes" (“SFAS No. 109”).  SFAS No. 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Net Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share under SFAS No. 128, "Earnings Per Share" (“SFAS No. 128”). Net earnings (loss) loss per common share is computed by dividing net earnings (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and upon the exercise of the Company's outstanding stock options and warrants (calculated using the treasury stock method). During the year ended December 31, 2008 and 2007, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net earnings (loss) per common share. The total fully diluted weighted average number of shares outstanding as of December 31, 2008 and 2007 was 79,873,320 and 34,669,571, respectively

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity

To date the Company has generated minimal revenues, incurred expenses, and sustained losses.  As shown in the accompanying consolidated financial statements, the Company incurred net losses of $60,403,791 during the year ended December 31, 2008 and $23,896,890 during the year ended December 31, 2007.  Since inception, the Company has accumulated losses of $108,629,956. Consequently, the Company’s operations are subject to all risks inherent in the establishment of a new business enterprise.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Advertising

The Company’s advertising policy is to charge the costs of advertising to expenses as incurred. During the years ended December 31, 2008 and 2007, the Company incurred no advertising costs.

Research and Development

The Company accounts for research and development costs in accordance with the SFAS No. 2 (“SFAS No. 2”), “Accounting for Research and Development Costs”.  Under SFAS No. 2, all research and development costs must be charged to expense as incurred.  Accordingly, internal research and development costs are expensed as incurred.  Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved.  Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.  The Company incurred no research and development costs during the years ended December 31, 2008 and 2007.

Intangible Assets and Goodwill

The Company accounts for acquisitions in accordance with the provisions of SFAS No. 141, “Business Combinations.”  The Company assigns to all identifiable assets acquired (including intangible assets), and to all identifiable liabilities assumed, a portion of the cost of the acquired company equal to the estimated fair value of such assets and liabilities at the date of acquisition.  The Company records the excess of the cost of the acquired company over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed, if any, as goodwill.

As a result of the acquisitions of MIT and Columbia Card acquisitions on August 3, 2007 and November 26, 2007, respectively, the Company acquired intangible assets in the aggregate amount of $21,796,015.

The Company allocated $390,060 and $5,709,879 to identifiable intangible assets including a non compete agreement and customer agreements, respectively.  The remaining $15,696,076 was allocated to goodwill.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets and Goodwill (continued)

The Company amortized its identifiable intangible assets using the straight-line method over their estimated period of benefit.  The estimated useful lives of the non compete agreement and the customer agreements are three years and 22 months, respectively.    The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists.

The Company accounts for and reports acquired goodwill and other intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). In accordance with SFAS No. 142, the Company tests its intangible assets for impairment on an annual basis and when there is reason to suspect that their values have been diminished or impaired.  Any write-downs will be included in results from operations.

During the year ended December 31, 2008 the Company management performed an evaluation of its goodwill for purposes of determining the implied fair value of the assets at December 31, 2008. The test indicated that the recorded remaining book value of its goodwill exceeded its fair value for the year ended December 31, 2008.  As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $15,396,076, net of tax, or $0.19 per share during the year ended December 31, 2008 to reduce the carrying value of the goodwill to $0. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Registration Rights Liquidated Damages

On August 6, 2007, as amended on November 14, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which it issued to certain investors senior secured promissory notes in the aggregate principal amount of $24,675,000 (the “Purchase Price”) in August, October and November 2007 and an aggregate of 24,675,000 shares of the Company’s common stock (the ‘Shares”).

Pursuant to the terms and conditions of the Securities Purchase Agreement, the Company agreed to file with the Securities and Exchange Commission a registration statement for the resale of the Shares by the holders of the Shares (the “Registration Statement”) on or before December 14, 2007 (the “Registration Date”).  In the event the Registration Statement was not filed by the Registration Date, the Securities Purchase Agreement requires the Company to pay to the holders of the Shares partial liquidated damages at the monthly rate of two percent of the Purchase Price (the “Registration Penalties”) until the Company files a Registration Statement.  Pursuant to the Securities Purchase Agreement, the Registration Penalties are due and payable within five days after the end of each month while a default is ongoing and within five days after the Company files the Registration Statement.  The Company entered into a Amended and Restated Note Exchange Agreement dated November 3, 2008 that waived liability for Registration Penalties through December 31, 2009.

Comprehensive Income

SFAS No. 130 (“SFAS No. 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.  The Company does not have any items of comprehensive income in any of the periods presented.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Information

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance.  The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities ("SFAS No. 159"). SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 will have a material impact on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("SFAS No. 141(R)").  SFAS No. 141(R) will change the accounting for business combinations.  Under SFAS no. 141(R), an acquiring entity will be required to recognize all the assets acquired, the liabilities assumed and any noncontrolling interest in an acquired entity, including the recognition and measurement of goodwill acquired in a business combination, at the acquisition date fair value with limited exceptions. SFAS No. 141(R) is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The Company does not expect the adoption of SFAS No. 141(R) will have a material impact on its financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51 ("SFAS No. 160"), which will change the accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets, and for the deconsolidation of a subsidiary.  SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The Company is currently evaluating the effect, if any that the adoption will have on its financial position results of operations and cash flows.

In June 2007, the American Institute of Certified Public Accountants’ (“AICPA”) Accounting Standards Executive Committee issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”).  SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Audit Guide”).  SOP 07-1 was originally determined to be effective for fiscal years beginning on or after December 15, 2007.  However, on February 6, 2008, FASB issued a final Staff Position indefinitely deferring the effective date, prohibiting early adoption of SOP 07-1, and addressed implementation issues.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities (EITF No. 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability.  EITF No. 07-3 will be effective for fiscal years beginning after December 15, 2007.  The Company does not expect that the adoption of EITF No. 07-3 will have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the FASB ratified the consensus in EITF Issue No. 07-1, Accounting for Collaborative Arrangements (EITF No. 07-1). EITF No. 07-1 defines collaborative arrangements and requires collaborators to present the results of activities for which they act as the principals on a gross basis and to report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected. EITF No. 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement. EITF No. 07-1 will be effective for fiscal years beginning after December 15, 2008, which will be the Company’s fiscal year 2009, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date. The Company has not yet evaluated the potential impact of adopting EITF No. 07-1 on its consolidated financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No.  161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”), an amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”). SFAS No. 161 requires companies to provide enhanced disclosures regarding derivative instruments and hedging activities and to better convey the purpose of derivative use in terms of the risks they intend to manage. Disclosures are required regarding  (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedging items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedging items affect a company’s financial position, financial performance, and cash flows. SFAS No. 161 retains the same scope as SFAS No. 133 and is effective for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect the adoption of SFAS No. 161 to have a material impact, if any, on its consolidated financial statements.

In April 2008, the FASB issued FSP No. FAS 142-3,“Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142,  “Goodwill and Other Intangible Assets”.   The Company is required to adopt FSP 142-3 on January 1, 2009, earlier adoption is prohibited.  The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162").  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."  The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)  " ("FSP APB 14-1").  FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

In May 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts”, which clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises”, applies to financial guarantee insurance contracts issued by insurance enterprises.    The standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, including interim periods in that year. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

In June 2008, the FASB ratified the consensus on Emerging Issues Task Force (EITF) Issue 07-5, “Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock.” This issue addresses whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception in paragraph 11(a) of SFAS No. 133, for purposes of determining whether the instrument should be classified as an equity instrument or accounted for as a derivative instrument. The provisions of EITF Issue No. 07-5 are effective for financial statements issued for fiscal years beginning after December 15, 2008 and will be applied retrospectively through a cumulative effect adjustment to retained earnings for outstanding instruments as of that date. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

In June 2008, the FASB issued FSP Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive non-forfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In October 2008, the FASB issued FSP SFAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” This position clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. It also reaffirms the notion of fair value as an exit price as of the measurement date. This position was effective upon issuance, including prior periods for which financial statements have not been issued. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

In December 2008, the FASB issued FSP 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets, which is effective for fiscal years ending after December 15, 2009. FSP 132(R)-1 requires disclosures about fair value measurements of plan assets that would be similar to the disclosures about fair value measurements required by SFAS 157. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

In December 2008, the FASB issued FSP SFAS 140-4 and FIN 46(R)-8, Disclosures about Transfers of Financial Assets and Interests in Variable Interest Entities. The FSP requires extensive additional disclosure by public entities with continuing involvement in transfers of financial assets to special-purpose entities and with variable interest entities (VIEs), including sponsors that have a variable interest in a VIE. This FSP became effective for the first reporting period ending after December 15, 2008. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

In January 2009, the FASB issued Financial Statement of Position (“FSP”) Issue No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (“FSP EITF No. 99-20-1”). FSP EITF No. 99-20-1 amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to be Held by a Transferor in Securitized Financial Assets” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its consolidated financial statements.

In April 2009, the  FASB issued  FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly , provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157 (“SFAS 157”),  Fair Value Measurements . FSP FAS 157-4 reaffirms what SFAS 157 states is the objective of fair value measurement, to reflect how much an asset would be sold for in an orderly transaction at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. The Company does not expect this pronouncement to have a material impact on its consolidated results of operations, financial position, or cash flows.

In April 2009, the  FASB issued FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. This relates to fair value disclosures for any financial instruments that are not currently reflected on the consolidated balance sheet at fair value. FSP FAS 107-1 and APB 28-1 now require that fair value disclosures be made on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. The Company does not expect this pronouncement to have a material impact on its consolidated results of operations, financial position, or cash flows.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In April 2009, the  FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. This FSP is intended to bring greater consistency to the timing of impairment recognition and to provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. This FSP also requires increased and timelier disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. The Company does not expect this pronouncement to have a material impact on its consolidated results of operations, financial position, or cash flows.

In May 2009, the FASB issued SFAS 165, “Subsequent Events”.  We adopted SFAS No. 165 for the Quarterly Report for the period ending June 30, 2009.  SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, which are referred to as subsequent events. The statement clarifies existing guidance on subsequent events, including a requirement that a public entity should evaluate subsequent events through the issue date of the financial statements, the determination of when the effects of subsequent events should be recognized in the financial statement and disclosures regarding all subsequent events.  SFAS 165 also requires a public entity to disclose the date through which an entity has evaluated subsequent events.  We have evaluated subsequent events through October 15, 2009 as disclosed in Note 16.

In June 2009, the FASB issued SFAS 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140,” which eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets and requires additional disclosures. SFAS 166 is effective for periods beginning after November 15, 2009. The Company is evaluating the impact of SFAS 166 on its consolidated financial statements.

In June 2009, the FASB issued SFAS 167, “Amendments to FASB Interpretation No. 46(R),” which changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated and requires additional disclosures. SFAS 167 is effective for periods beginning after November 15, 2009. The Company is evaluating the impact of SFAS 167 on its consolidated financial statements.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles,” which establishes the FASB Accounting Standards Codification™ (Codification) as the source of authoritative US GAAP recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also included in the Codification as sources of authoritative US GAAP for SEC registrants. SFAS 168 and the Codification are effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this rule will not affect reported results of operations, financial condition or cash flows. The Company will implement SFAS 168 in its third quarter Form 10-Q by updating the previous FASB references to the Codification.

These standards are effective for periods ending after June 15, 2009. We are evaluating the impact that these standards will have on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including the EITF), the AICPA, and the Securities and Exchange Commission did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

2.           NOTES RECEIVABLE

Note receivable consists of a secured promissory note (the “RBA Note”), dated December 21, 2007, in the aggregate principal amount of $1,000,000 issued to the Company by RBA International, Inc. (“RBA International”), which RBA Note amended and superseded a $500,000 promissory note previously issued by RBA International on August 8, 2007.  The RBA Note bears interest at the rate of 8% per annum.   $500,000 of the principal amount of the RBA Note plus all accrued interest on that amount was due on August 31, 2008 and the remaining $500,000 of principal plus all accrued interest on that amount was due on December 31, 2008.  Under terms of a February 20, 2008 Security Agreement between the Company and RBA International, the RBA Note is collateralized by a security interest in certain RBA International patents, patent applications, software and methodologies.  At December 31, 2008 and 2007, the Company recorded an allowance for doubtful accounts relating to the RBA Note of $1,576,034 and $1,000,000, respectively. See Note 15.

On April 18, 2008, RBA Acquisition Corp., (“Merger Sub”) a Washington corporation, which is a wholly-owned Company subsidiary, entered into an Agreement and Plan of Merger (“Agreement”) with RBA International, a financial transaction processing company for general purpose, prepaid debit cards issued in the United States and a bank merchant that licenses various proprietary card security features and provides IP consulting services.  The closing of the merger was scheduled to take effect upon satisfaction or waiver of certain conditions as set forth in the Agreement.  As amended on August 20, 2008, the Agreement called for the Company to pay RBA International shareholders $750,000 and issue an aggregate of 10,000,000 common shares of Company common stock to the RBA International shareholders, of which 3 million of the 10 million shares were to be placed in escrow for the benefit of an RBA International affiliate’s convertible debt holders.

In 2008, the Company loaned RBA International an additional $1,576,033 under notes that carry an interest rate of 8% per annum and are secured by certain patents, patent applications, software, and methodologies.

On September 29, 2008, the Company issued 10,000,000 shares of its common stock to the principals of RBA International in connection with the proposed Agreement.  The fair value the common stock issued of $8,800,000 was recorded in current period operations as a transaction cost.

On November 21, 2008, RBA International terminated the Agreement as a result of RBA International’s allegation that the Company failed to fulfill its commitments under the Agreement. Upon termination of the Agreement, the Company demanded repayment of approximately $3 million outstanding due to the Company from RBA International and repayments of loans extended to RBA International shareholders and a RBA International affiliate, Affinity Card Systems, LLC.

On or about January 7, 2009, RBA International and its four principals and shareholders filed a lawsuit against the Company and certain officers, directors and affiliates alleging breach of contract of implied duty of good faith and fair dealings and fraud, among other things, in connection with a planned merger per an agreement dated April 18, 2008.  The Plaintiffs seek $10,040,000. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. As of April 20, 2009, RBA’s counsel advised Smart’s counsel that it intended to file a motion for leave to amend its Compliant and add Stagg Capital Group, LLC as a new defendant.

On February 6, 2009, the Company foreclosed on RBA International and acquired certain intangible assets for a purchase price of $300,000, leaving a substantial deficiency in monies due.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

3.           RESTRICTED CASH

As of December 31, 2007, restricted cash was comprised of approximately $3.7 million of funds deposited into bank accounts (collectively, the “Performance Escrow Account”) under the control of a third party escrow agent pursuant to the terms of a performance escrow agreement dated November 14, 2007, as amended on December 26, 2007 (the “Performance Escrow Agreement”).  The Performance Escrow Account, which was established in connection with the Company’s issuance of $11.0 million of senior secured notes on November 15, 2007 (the “November 2007 Notes”), was comprised of a portion of the proceeds from the issuance of the November 2007 Notes.    Under the Performance Escrow Agreement, the funds in the Performance Escrow Account were required to be distributed to the Company upon the Company’s timely performance of certain contractually specified milestones, or to the holders of the November 2007 Notes upon the Company’s failure to satisfy such milestones.   On January 17, 2008, the Escrow Agreement was terminated and the funds in the Escrow Account were released to the Company.

As described in further detail in Note 8 - “Long Term Debt” below, as of December 31, 2007, approximately $2.2 million of the proceeds from the issuance of the November Notes was being held in a separate escrow account (the “Interest Escrow Account”) to be used to pay the Company’s interest obligations through May 2008 under the November 2007 Notes and $13.675 million of senior secured notes issued to affiliates of the holders of the November 2007 Notes in August 2007 and October 2007.  The funds deposited in the Interest Escrow Account are reflected as Prepaid Expenses on the Company’s Consolidated Balance Sheet as of December 31, 2007.

4.           ACQUISITIONS OF INTANGIBLE ASSETS

The Company accounts for and reports acquired goodwill and other intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 42”).  In accordance with SFAS No. 142, the Company tests its intangible assets for impairment on an annual basis and when there is reason to suspect that their values have been diminished or impaired.  Any write-downs will be included in results from operations.

Acquisition of MIT

On August 4, 2007, the Company acquired MIT in exchange for $12,000,000 of cash and 15 million shares of the Company’s common stock having an aggregate fair value at the date of issuance of $9,600,000. The value of the net tangible and identifiable intangible assets acquired was $6,203,924, consisting of net tangible assets valued at $103,985 and identifiable intangible assets valued at $6,099,939.    The difference between the purchase price of $21,600,000 and the net tangible and identifiable intangible assets acquired of $6,203,924 was recorded as goodwill.

The identifiable intangible assets, related useful lives and amortization are as follows:

Asset:	Allocated Cost:	Life	Book value at December 31, 2007	Amortization for year ended December 31, 2008	Book value at December 31, 2008
Non compete agreements	$390,060	3 years	$335,885	$130,020	$205,865
Customer agreements	5,709,879	22 months	4,412,179	3,114,479	1,297,700
Total	$6,099,939		$4,748,064	$3,244,499	$1,503,565

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

4.           ACQUISITIONS OF INTANGIBLE ASSETS (continued)

Acquisition of Columbia Card

On November 26, 2007, the Company acquired Columbia Card for cash in the amount of $300,000.  The Company acquired certain licensing and other agreements but no net tangible or intangible assets.  Accordingly, the Company recorded the full purchase price as goodwill.  Management deemed the goodwill from the Columbia Card acquisition to be fully impaired as of December 31, 2007 and charged it to selling, general and administrative expenses for the year then ended.

5.           ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

	2008	2007
Accounts payable	$1,658,827	$1,071,135
Accrued retirement settlement	742,270	967,038
Total	$2,401,097	$2,038,173

Accounts payable is comprised of payables incurred in the ordinary course of the operations of the Company.  Accrued interest payable, related party, is comprised of the interest due on certain notes payable to a related party of the Company as more fully described in Note 6 below. Accrued retirement settlement is comprised of a monthly payment of $25,000 per month over 42 months as more fully described in Note 13 below.

6.           RELATED PARTY TRANSACTIONS

As described in Note 8, below, an aggregate of $4,000,000 in principal amount of the November Notes are held by directors of the Company as of December 31, 2007.  These directors were also issued an aggregate of 4,000,000 shares of the Company’s common stock in connection with their purchase of the Notes.

Certain of the Company’s principal shareholders advanced funds to the Company for working capital purposes during the years ended December 31, 2008 and December 31, 2007. As of December 31, 2008 and 2007, the outstanding advances from related parties were $500,000 and $150,000. No formal repayment terms or arrangements exist.

The Company’s MIT subsidiary occupied office space leased by a company partly owned by MIT’s former owner, Ahmed Shaaban who became one of the Company’s greater than 10% shareholders upon the Company’s acquisition of MIT. The Company paid $292,008 (exclusive of prepaid rent, see below) and $177,939 for use of the space for the period for the year ended December 31, 2008 and from the date of acquisition to December 31, 2007, respectively. Additionally, in January 2008, the Company paid 24 months of prepaid rent to Shaaban totaling $392,883.  In October 2008, the Company vacated the office space and has demanded payment of $232,923.   The Company is pursuing collection efforts and has recorded an allowance for bad debts of $232,923 as of December 31, 2008.

During the years ended December 31, 2008 and 2007, the Company advanced an aggregate of $863,202 to its former Chief Executive Officer.  The Company is pursuing collection efforts and has recorded an allowance for bad debts of $863,202 and $267,702 as of December 31, 2008 and 2007, respectively.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

7.           CONVERTIBLE NOTE PAYABLE

On March 7, 2005, the Company issued a convertible promissory note, payable upon demand, to a consultant in exchange for accrued service fees of $10,000. The note is convertible at any time into 7,500 shares of the Company’s common stock (the “Conversion Shares”). The Company accounted for the convertible promissory note in accordance with APB No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants” (“APB No. 14”) and EITF 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”).  As of the date of issuance of the convertible note, the fair value of the Conversion Shares was approximately $24,000. The Company recognized and measured an imbedded beneficial conversion feature, in the amount of $10,000 to additional paid in capital and a discount against the convertible note. Since the convertible note is payable on demand, the debt discount attributed to the beneficial conversion feature was charged to interest expense on the date the note was issued.  During the year ended December 31, 2005, the Company recorded a non-cash interest expense in the amount of $10,000 in connection with this convertible note.

On February 4, 2008, the Company repaid the note in full in cash.

8.           LONG TERM DEBT

Long term debt consists of the following:

	2008	2007
Senior secured notes in the aggregate principal amount of $13,000,000, dated August 6, 2007, as amended November 14, 2007 and further amended and restated November 3, 2008, due in monthly escalating payments through December 31, 2009 with a stated interest rate of 15% per annum; secured by assets of the Company. Net of unamortized debt discount of $7,687,811. See Amended and Restated Note agreement below.	$-	$5,235,680
Senior secured note in the principal amount of $675,000, dated October 12, 2007 and amended and restated November 3, 2008, due in monthly escalating payments through December 31, 2009 with a stated interest rate of 15% per annum; secured by assets of the Company. Net of unamortized debt discount of $669,907. See Amended and Restated Note agreement below.	-	5,093
Senior secured notes in the aggregate principal amount of $11,000,000, dated November 14, 2007 and amended and restated November 3, 2008, due in monthly escalating payments through December 31, 2009 with a stated interest rate of 15% per annum; secured by assets of the Company. Net of unamortized debt discount of $10,971,884. See Amended and Restated Note agreement below.	-	28,116

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

8.           LONG TERM DEBT (continued)

	2008	2007
Amended and Restated Notes, convertible secured notes in the aggregate principal amount of $26,332,772, dated November 3, 2008, due in full on December 31, 2009 with a stated interest rate of 2.5% per annum, payable quarterly; secured by assets of the Company. Net of unamortized debt discount of $22,194,098. Currently in default.	$4,215,500	$-
Total	4,215,500	5,268,889
Less current portion	-	-
Long term debt	$4,215,500	$5,268,889

In order to finance the acquisition of MIT, on August 6, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a fund controlled by Stagg Capital Group, LLC (formerly 3V Capital Management LLC) (“Stagg Capital Group”) pursuant to which the fund invested $13,000,000 in exchange for two senior secured promissory notes in the aggregate amount of $13,000,000, as amended on November 14, 2007 (the “August 2007 Notes”) and 13,000,000 shares of the Company’s common stock.  The August 2007 Notes bear a stated interest rate of 15% per annum and require escalating payments of principal and interest through December 31, 2009. The August 2007 Notes are secured by all of the assets of the Company and MIT and may be redeemed at any time by the Company. At the date of inception, the effective interest rate was 71.35%.

The fair value of the 13,000,000 shares of the Company’s common stock issued to the fund in connection with the issuance of the August 2007 Notes was $8,320,000 at the time of issuance.  The fair value of the common stock was accounted for as additional paid in capital and reflected as a debt discount to be amortized as interest expense over the term of the August 2007 Notes using the effective interest method.  During the years ended December 31, 2008 and 2007, the Company amortized and charged to interest expense $7,687,811 and $632,189, respectively, in connection with the debt discount attributable to the issuance of common stock in connection with the August 2007 Notes.  On November 3, 2008, the Security Purchase Agreement was replaced with an Amended and Restated Note Exchange Agreement (see below).

The Securities Purchase Agreement contemplated that the parties would consummate a follow-on financing pursuant to which additional notes and shares would be issued under the same terms and conditions as provided in the Securities Purchase Agreement.  The Company consummated a follow-on financing on October 12, 2007 pursuant to which the Company issued a promissory note in the aggregate amount of $675,000 (the “October 2007 Note”) and 675,000 shares of its common stock to another fund controlled by Stagg Capital Group.  The October 2007 Note bears interest at the stated rate of 15% per annum and require escalating payments of principal and interest through December 31, 2009. The October 2007 Note is secured by all of the assets of the Company and MIT and may be redeemed at any time by the Company.  At the date of inception, the effective interest rate was 1,628.70%.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

8.           LONG TERM DEBT (continued)

The fair value of the 675,000 shares of the Company’s common stock issued in connection with the issuance of the October 2007 Note was $742,500 at the time of issuance.  The fair value of the common stock was accounted up to the value of Note as additional paid in capital and reflected as a debt discount to be amortized as interest expense over the term of the October 2007 Note using the effective interest method. During the years ended December 31, 2008 and 2007, the Company amortized and charged to interest expense $669,907 and $5,093, respectively, in connection with the debt discount attributable to the issuance of common stock in connection with the October 2007 Note.  On November 3, 2008, the Security Purchase Agreement was replaced with an Amended and Restated Note Exchange Agreement (see below).

The Company consummated an additional follow-on financing on November 14, 2007 pursuant to which the Company issued promissory notes in the aggregate amount of $11,000,000 (the “November 2007 Notes”) and agreed to issue 11,000,000 shares of its common stock to the same fund to whom the October 2007 Note was issued and two persons affiliated with the Stagg Capital Group.  The November 2007 Notes bear interest at the stated rate of 15% per annum and require escalating payments of principal and interest through December 31, 2009. The November 2007 Note is secured by all of the assets of the Company and MIT and may be redeemed at any time by the Company. At the date of inception, the effective interest rate was 1,630.40%.

Although the Company’s obligation to issue the 11,000,000 shares of its common stock to the holders of the November 2007 Notes became binding on November 14, 2007, the certificates representing such shares were not issued until January 2008.  The fair value of the 11,000,000 shares of the Company’s common stock as of November 14, 2007 was $30,250,000.  The Company accounted for the fair value of such common stock up to the face value of the November 2007 Notes as “Shares to Be Issued” in the Stockholders’ equity section of the Consolidated Balance Sheet as of December 31, 2007 and reflected such amount as a debt discount to be amortized as interest expense over the term of the November 2007 Notes using the effective interest method.  During the years ended December 31, 2008 and2007, the Company amortized and charged to interest expense $10,971,884 and $28,116, respectively, in connection with the debt discount attributable to the issuance of common stock in connection with the November 2007 Notes.  On November 3, 2008, the Security Purchase Agreement was replaced with an Amended and Restated Note Exchange Agreement (see below).

$3,911,799 of the proceeds of the November 2007 Notes were placed into the Performance Escrow Account pursuant to the terms of the Performance Escrow Agreement dated November 14, 2007 and $2,088,201 was placed into the Interest Escrow Account pursuant to the terms of the Interest Payments Escrow Agreement dated November 14, 2007.  Under the Performance Escrow Agreement, the funds in the Performance Escrow Account were required to be distributed to the Company upon the Company’s timely performance of certain contractually specified milestones, or to the holders of the November 2007 Notes upon the Company’s failure to satisfy such milestones.  On December 26, 2007, the Performance Escrow Agreement was amended for, among other things, the release of $500,000 in connection with the RBA Note.  On January 17, 2008, the Escrow Agreement was terminated and the funds in the Performance Escrow Account were released to the Company.

As of December 31, 2007, approximately $2.2 million of the proceeds from the issuance of the November Notes was being held in the Interest Escrow Account to be used to pay the Company’s interest obligations under the August 2007 Notes, the October 2007 Note and the November 2007 Notes through May 2008.  The funds deposited in the Interest Escrow Account are reflected as Restricted Cash on the Company’s Consolidated Balance Sheet as of December 31, 2007.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

8.           LONG TERM DEBT (continued)

On November 3, 2008, the holders of the August 2007 Notes, the October 2007 Notes and the November 2007 Notes (collectively “the Noteholders”), related party with outstanding advances of $166,127 including interest through November 3, 2008, the Company and its Chief Executive Officer entered into a Amended and Restated Note Exchange Agreement, pursuant to which the Company gave the Noteholders and related party an amended and restated senior secured convertible notes having an aggregate principal obligation of $26,332,772.43 in exchange for the August 2007, October 2007 and November 2007 Notes having an aggregate principal obligation of $24,675,000 and $1,491,645.63 of accrued interest and related party advances of $166,000.00 and $126.80 accrued interest.  Principal on the amended and restated senior secured convertible notes is payable in full on December 31, 2009. Interest accrues at 2.5% per annum and is payable quarterly beginning March 31, 2009.  At the Company’s option, interest payment may be made in cash or by issuance of additional notes having the same terms as the amended and restated senior secured convertible notes.  The Noteholders have the right to convert any portion of their amended and restated senior secured convertible note principal and unpaid interest into Company common stock at a fixed $0.65 conversion price that is subject to adjustment only in the event that the Company issues common stock for purposes other than for note conversions.  For every share of common stock issued pursuant to a conversion, the Company will issue one immediately excercisable warrant having an exercise price of $0.01 per share.  In the event of default, interest on the note obligations accrues at 18% per annum.

Terms of the Amended and Restated Note Exchange Agreement require the Company to file registration statement by December 31, 2009, waive liability for penalties under the Securities Purchase Agreement for not having previously filed a registration statement and terminate a stock pledge agreement regarding Company shares owned by the Company’s Chief Executive Officer.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), the Company recognized an imbedded beneficial conversion feature present in the Amended and Restated Note Exchange Agreement. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $12,613,339 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note.

In Connection with the issuance of the Amended and Restated Note Exchange Agreement, the Company is obligated to issue an aggregate of 40,511,957 warrants in the event the Noteholders convert the note principal into the Company’s common stock at $0.65 per share.  The warrants expire five years from the issuance.  In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF – 0027”), the Company recognized the value attributable to the warrants in the amount of $13,018,459 to additional paid in capital and a discount against the note.  The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 2.71%, a dividend yield of 0%, and volatility of 144.18%. The debt discount attributed to the value of the warrants issued is amortized over the note’s maturity period (423 days) as interest expense.

The Company recorded the intrinsic value of the embedded beneficial conversion feature ($12,613,339) and warrants ($13,018,459) to debt discount, aggregating $25,631,798, which will be amortized to interest expense over the term of the Notes. Amortization of $3,514,525 was recorded for the year ended December 31, 2008.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

9.           CAPITAL STOCK

At December 31, 2008 and 2007, the Company had 92,531,435 and 64,414,885 shares of common stock issued and outstanding, respectively, and -0- and 730,000 shares of preferred stock issued and outstanding, respectively.

Effective August 1, 2006, the Company affected a 1-for-100 reverse stock split of its common stock and, in connection with such reverse stock split, amended its Articles of Incorporation to proportionately reduce the number of authorized shares of its common stock from 1,000,000,000 shares to 10,000,000 shares.  Fractional shares created by virtue of the reverse stock split were rounded up to the next whole share.

On October 2, 2007, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock to 75,000,000.  On November 29, 2007, the Company further amended its Articles of Incorporation to increase the number of authorized shares of its common stock to 100,000,000.

All references in the financial statements and the notes to financial statements, number of shares, and share amounts have been retroactively restated to reflect the reverse stock split.

Preferred Stock

On November 23, 2005, the Company designated 10,000,000 shares of its preferred stock as Series A convertible preferred stock (the “Series A Preferred Stock”).  On December 19, 2006, the terms of the Series A Preferred Stock were amended and restated and the number of shares designated as Series A Preferred Stock was reduced to 729,501.  The Series A Preferred Stock, which ranks senior to the common stock and all other series of Preferred Stock, has a liquidation preference of $2 per share, votes on a 10-to-1 basis on matters submitted to holders of common stock, and participates in common stock dividends when, as and if declared by the directors of the Company, at the rate of $0.20 per share.  The Series A Preferred Stock is, at the option of the holder, convertible into 10 shares of the Company’s common stock, subject to adjustment provisions and protective provisions.  The Series A Preferred Stock is not subject to redemption by the Company, and any share or shares of Series A Preferred Stock acquired by the Company by reason of conversion or otherwise may not be reissued as Series A Preferred Stock.

Between February 2008 and April 2008, all of the Series A Preferred Stock was converted into 7,300,000 shares of the Company’s common stock.

The total number of shares of Series A Preferred Stock issued and outstanding at December 31, 2008 and 2007 was -0- and 730,000 shares.

Common Stock

As of December 31, 2008 and 2007, the Company had issued and outstanding 92,531,435 shares and 64,414,885 shares of common stock, respectively.

On September 29, 2008, the Company issued 10,000,000 shares of its common stock to the principals of RBA International in connection with the proposed Agreement as described in Note 2 above.  The fair value the common stock issued of $8,800,000 was recorded in current period operations as a transaction cost.

Between February 2008 and April 2008, all of the Series A Preferred Stock was converted into 7,300,000 shares of the Company’s common stock.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

9.           CAPITAL STOCK (continued)

Common Stock (continued)

In July 2007, the Company issued an aggregate of 545,000 shares of common stock to consultants in exchange for service fees in the amount of $315,250. The valuation of the common stock issued in exchange for services was based on the value of the services rendered and did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.  Additionally, the Company issued an aggregate of 57,222 shares of common stock to investors in exchange for $27,500 of proceeds, net of costs and fees.

In June 2007, the Company issued an aggregate of 1,453,334 shares of common stock to consultants in exchange for service fees in the amount of $922,000. The valuation of the common stock issued in exchange for services was based on the value of the services rendered and did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.  Additionally, the Company issued an aggregate of 856,668 shares of common stock to investors in exchange for $320,000 of proceeds, net of costs and fees.

In May 2007, the Company issued an aggregate of 152,250 shares of common stock to consultants in exchange for service fees in the amount of $120,900. The valuation of the common stock issued in exchange for services was based on the value of the services rendered and did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.  Additionally, the Company issued an aggregate of 633,333 shares of common stock to investors in exchange for $200,000 of proceeds, net of costs and fees.

In April 2007, the Company issued an aggregate of 21,880,000 shares of common stock to consultants in exchange for service fees in the amount of $10,851,200. The valuation of the common stock issued in exchange for services was based on the value of the services rendered and did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.  Additionally, the Company issued an aggregate of 353,000 shares of common stock to investors in exchange for $121,500 of proceeds, net of costs and fees.

In March 2007, the Company issued an aggregate of 200,000 shares of common stock to consultants in exchange for service fees in the amount of $80,000. The valuation of the common stock issued in exchange for services was based on the value of the services rendered and did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.  Additionally, the Company issued an aggregate of 525,000 shares of common stock to investors in exchange for $267,500 of proceeds, net of costs and fees. Additionally, the Company issued an aggregate of 37,500 shares of common stock in exchange for administrative expenses in the amount of $22,500.

In February 2007, the Company issued an aggregate of 614,234 shares of common stock to consultants in exchange for service fees in the amount of $541,022. The valuation of the common stock issued in exchange for services was based on the value of the services rendered and did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.  Additionally, the Company issued an aggregate of 19,200 shares of common stock in exchange for administrative expenses in the amount of $18,240. Additionally, the Company issued an aggregate of 105,000 shares of common stock to investors in exchange for $55,000 of proceeds, net of costs and fees.

In January 2007, the Company issued an aggregate of 168,500 shares of common stock to consultants in exchange for service fees in the amount of $278,025. The valuation of the common stock issued in exchange  for services was based on the value of the services rendered and did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

9.           CAPITAL STOCK (continued)

Common Stock (continued)

During the years ended December 31, 2008 and 2007, the Company amortized shares issued in exchange for deferred compensation and charged to operations an aggregate amount of $27,000 and $162,667. Total deferred compensation at December 31, 2008 amounted to $-0-.

10.           NON-EMPLOYEE STOCK OPTIONS

The Company did not grant stock options to employees during the years ended December 31, 2008 and 2007. From time to time, the Company has granted stock options to certain of its consultants and to third parties.  The following table summarizes the number of stock options outstanding and exercisable as of December 31, 2008 and the related exercise prices for the shares of the Company’s common stock issued by the Company.  The information included in the table below gives effect to the 100-to-1 reverse common stock split that took effect on August 1, 2006.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.80	1,900,000	1.87	$0.80	1,900,000	$0.80
1.65	1,000,000	1.92	1.65	1,000,000	1.65

	2,900,000	1.89	$1.10	2,900,000	$1.10

Transactions involving options issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2006	4,000	$50.00
Granted	2,900,000	1.10
Exercised	-	-
Cancelled or expired	(3,000)	3.42
Outstanding at December 31, 2007	2,901,000	$1.11
Granted	-	-
Exercised	-	-
Cancelled or expired	(1,000)	50.00
Outstanding at December 31, 2008	2,900,000	$1.10

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

10.           NON-EMPLOYEE STOCK OPTIONS (continued)

Effective September 8, 2007, the Company issued to DMM, Inc. options to purchase 400,000 shares of Company common stock in consideration for the CEO of DMM Co., Ltd. to consider accepting a position on the Company’s Board of Directors and designate a person to serve on the Company’s Board of Advisors when and if formed.  These options have an exercise price of $0.80 per share, vested immediately upon issuance and will expire September 8, 2010.

In consideration for assisting the Company with entering into a Licensing and Partnership Agreement dated November 29, 2007 with DMM Co., Ltd., the Company issued to DMM, Inc. options to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.80 per share, which options vested immediately upon issuance and will expire three years from the date of issuance; and options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $1.65 per share, which options will vest in ten equal monthly installments commencing on December 29, 2007 and will expire three years from the date of issuance.  The fair values of the vested options were determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	147.20% to 152.98%
Risk free rate:	3.12% to 3.90%

The fair value of all non- employee options vesting during the year December 31, 2008 and 2007 of $445,590 and $2,516,890, respectively was charged to expenses.

11.           INCOME TAXES

The Company has adopted SFAS No. 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company’s estimated aggregate unused federal net operating losses approximate $108,000,000, which expire through 2028, subject to limitations of Section 382 of the Internal Revenue Code, as amended.  The deferred tax asset related to the carry forward is approximately $38,000,000.  The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to significant changes in the Company’s ownership, the Company’s future use of its existing net operating losses may be limited.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

11.           INCOME TAXES (continued)

Components of deferred tax assets as of December 31, 2008 are as follows:

Non Current:
Net operating loss carry forward	$38,000,000
Valuation allowance	(38,000,000)
Net deferred tax asset	$-

At December 31, 2007, the Company assumed an estimated income tax liability of MIT, an acquired Company in 2007 of $96,772.   Total accrued for state income taxes as of December 31, 2008 was $144,042.

12.           ECONOMIC DEPENDENCY

During the years ended December 31, 2008 and 2007, approximately $7,600,717 and $2,135,968 or 91% and 100% of total revenues were derived from two customers, respectively.

13.           COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company, through its operating subsidiary, MIT, has a number of master service agreements with suppliers where qualified personnel are provided on a contract by contract basis dependent on needs.  When services are provided, the contracted personnel are engaged for a period generally from 3 to 12 months.

The Company has a number of consulting agreements with outside contractors to provide marketing and financial advisory services. The agreements are generally for a term of 12 months from inception and are renewable automatically from year to year unless either the Company or consultant terminates such engagement by written notice.

Retirement Settlement

On August 7, 2007, the Company entered into an agreement with the previous CEO whereby the Company agreed to a monthly retirement payment of $25,000 per month for 42 months.  In addition, the retiree may participate in any Company pension or health plans if made available.

License Agreements

In February 2006, the Company re-negotiated the terms of its agreements with Smart Entertainment Inc. and its sole shareholder Mr. Halldor Sanne, as follows:

•
Effective March 1, 2005 Smart Entertainment Inc. and its sole shareholder, Mr. Sanne, granted the Company exclusive rights for a 99 year period to utilize the Smart SMS technical platform, logo, and marketing and promotional material for North America, Central America and South America.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

13.           COMMITMENTS AND CONTINGENCIES (continued)

•
The Company agreed to issue 50,000 shares of its common stock to Mr. Sanne or any other entity or person requested by Mr. Sanne to settle all technical support services and consulting fees in the amount of $180,000, as claimed by Mr. Sanne.  The Company issued these shares in March 2006. After the issuance of the agreed upon shares, the Company had no further relationship with Smart Entertainment Inc, except that the Company has the  right to use the Smart SMS technical platform, logo, and marketing and promotional material as described above.

On November 29, 2007 the Company entered into a marketing and licensing agreement to introduce and promote the Company’s products and services in Japan.  In connection with the marketing and licensing agreement, the Company paid $720,000 towards the first year’s service, which is expensed in the Company’s consolidated financial statements as of December 31, 2007.

Registrations Rights

As more fully described in Note 1 above, pursuant to the terms and conditions of the Securities Purchase Agreement for the Company’s senior secured notes, the Company agreed to file with the Securities and Exchange Commission a registration statement for the resale of the shares issued in connection with such notes (the “Shares”) by the holders of the Shares (the “Registration Statement”) on or before December 14, 2007 (the “Registration Date”).  In the event the Registration Statement was not filed by the Registration Date, the Securities Purchase Agreement requires the Company to pay to the holders of the Shares partial liquidated damages at the monthly rate of two percent of the aggregate initial principal amount of the notes ($24,675,000) (the “Registration Penalties”) until the Company files a Registration Statement.  As of December 31, 2008, the Company had not filed the Registration Statement and had obtained a waiver of liability for the Registration Penalties through December 31, 2009.  See Note 8.

Litigation

Smart v. Halldor Sanne
The Company was contacted by Mr. Sanne’s attorney claiming his client is owed an unspecified amount of money and common stock in connection with a past agreement with the Company’s former CEO and for Company checks issued to Mr. Sanne that were not able to be processed.  The Company has requested more details on the matter but believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

Estate of Beth Ochoa
The Estate of the Company’s prior general counsel seeks to collect 1,000,000 shares (approximately $16,675) of the Company’s common stock in settlement for outstanding invoices.  The Company disputes the claim and has no records of either the invoices or authorization, through a past resolution by the Board of Directors, to issue the common shares. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

Richard N. Friedman v. Smart SMS Corp.
On September 25, 2009, Richard N. Friedman (“Freidman”), an attorney, filed a lawsuit seeking payment in excess of $22,393. As of December 31, 2008, the Company has not accrued any liability relating to this lawsuit as of December 31, 2008.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

13.           COMMITMENTS AND CONTINGENCIES (continued)

703 Broadway Vancouver, LLC v. Smart SMS Corp. and RBA International, Inc.
On October 5, 2009, 703 Broadway Vancouver, LLC (“703 Broadway”), the property owner for the office premises leased by defendants in Vancouver, Washington, filed an unlawful detainer action against defendants, seeking damages in excess of $40,000. As of December 31, 2008, the Company has not accrued any liability relating to this lawsuit.

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Operating Leases

As of December 31, 2008 and 2007, the Company leases its office facilities on a month to month basis.

14.             FAIR VALUE MEASUREMENT

The Company adopted the provisions of SFAS No. 157, “Fair Value Measurements” on January 1, 2008. SFAS No. 157 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. SFAS No. 157 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of SFAS No. 157, there was no cumulative effect adjustment to beginning retained earnings and no impact on the consolidated financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (Including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2008.  As required by SFAS No. 157, these are classified based on the lowest level of input that is significant to the fair value measurement:

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

14.             FAIR VALUE MEASUREMENT (continued)

	Quoted Prices in Active Markets for Identical Instruments Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Assets at fair value
Assets:
Cash	$ 464,482	$ -	$ -	$ 464,482
Liabilities:
Convertible notes payable	$ -	$ -	$ (4,215,500)	$ (4,215,500)

Total	$ 464,482	$ -	$ (4,215,500)	$ (3,751,018)

At December 31, 2008, the fair values of the convertible debentures were determined to be recorded at fair value due to the maturity of December 31, 2009.

15.           GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements for the year ended December 31, 2008, the Company has incurred a loss of $60,403,791.  This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates that the Company will attain profitable status and improve its liquidity through the continued development, marketing and sales of its products and through additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its effort to secure additional equity financing. If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

SMART SMS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

16.           SUBSEQUENT EVENTS

On July 15, 2009, the Company completed the purchase of all of the outstanding shares of capital stock of RBA International. The total purchase price was $1,031,726, consisting of cash in the amount of $640,704 and 6,517,031 shares of the Company’s common stock. At the date of issuance, the 6,517,031 shares of common stock issued were valued at $391,022. The shares of common stock issued in connection with the stock purchase were not registered under the Securities Act of 1933, as amended. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS No. 141”), the purchase method of accounting was used to account for the acquisition of RBA International.

In accordance with SFAS No. 141, the total purchase price was allocated to the estimated fair value, as determined by management, of the assets acquired and liabilities assumed, as follows:  .

Cash	$-
Current assets acquired	-
Current liabilities assumed	(647,531)
Related party obligations assumed	-
Goodwill acquired	1,679,257
Total purchase price	$1,031,726

In January 2009, the Company issued 200,000 shares of its common stock for services rendered.

In March 2009, the Company issued an aggregate of 3,375,000 shares of its common stock to officers and employees for services rendered.

In April 2009, the Company issued 1,000,000 shares of its common stock for services rendered.

In May 2009, the Company issued 1,800,000 shares of its common stock for services rendered.